UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 13, 2008

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.		20036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 13, 2008, Liquidity Services, Inc. (the “Company”), through its wholly-owned subsidiary Surplus Acquisition Venture, LLC (“SAV”), and the Defense Reutilization and Marketing Service (the “DRMS”) of the U.S. Department of Defense entered into a Supplemental Agreement (the “Amendment”) relating to Commercial Venture II (CV-II) (Sales Contract Number 99-0001-0002), entered into as of June 13, 2001, between SAV and the DRMS (the “Surplus Contract”), which was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 14, 2005. The Surplus Contract was previously amended pursuant to an amendment filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2006.  A copy of the associated press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Amendment, which is effective as of May 13, 2008, (1) extends the performance period for the Surplus Contract by 180 days to December 19, 2008 (the “Extension Period”), (2) enables the Government to include or exclude items from a delivery order under the Surplus Contract based on national security concerns at its sole discretion during the Extension Period, (3) allows either party to terminate the Surplus Contract (without cost to the Government) upon 60 days written notice to the other party and (4) increases the profit-sharing distribution payable to the Company under the Surplus Contract to 39.5% for the Extension Period.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is filed as part of this report:

99.1                                                         Press Release, dated May 15, 2008, with respect to the amendment to the Surplus Contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: May 15, 2008	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 15, 2008, with respect to the amendment to the Surplus Contract.